    As filed with the Securities and Exchange Commission on June 27, 1996.
                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               DAVOX CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      02-0364368
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                            6 TECHNOLOGY PARK DRIVE
                        WESTFORD, MASSACHUSETTS  01886
             (Address of Principal Executive Offices)  (Zip Code)

                     ____________________________________

                                1986 STOCK PLAN
                           (Full title of the plan)

                     ____________________________________

                           TIMOTHY C. MAGUIRE, ESQ.
                          TESTA, HURWITZ & THIBEAULT
                               HIGH STREET TOWER
                                125 HIGH STREET
                               BOSTON, MA 02110
                                (617) 248-7000
          (Name and address including zip code and telephone number, including area code, of agent for service)

                     ____________________________________

                        CALCULATION OF REGISTRATION FEE


================================================================================

                                            Proposed    Proposed
                                            maximum     maximum
 Title of Securities to be    Amount to     offering   aggregate     Amount of
        registered                be       price per    offering   registration
                              registered    share/1/     price          fee


Common Stock, par value $.10    350,000      $28.00      $9,800,000  $3,380.00

================================================================================

/1/ The price of $28.00 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on June 20, 1996, is set forth solely for purposes of calculating the filing fee.

        This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 33-47618 on Form S-8 as filed with the Securities and Exchange Commission on May 4, 1992 and the Registration Statement No. 33-89582 on Form S-8 as filed with the Securities and Exchange Commission on February 17, 1995, relating to the Davox Corporation 1986 Stock Plan is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits
        --------

        Exhibit No.          Description of Exhibits
        -----------          -----------------------

            4.2              1986 Stock Plan of the Registrant, as amended

            5.1              Opinion of Testa, Hurwitz & Thibeault, LLP

           23.1              Consent of Arthur Andersen LLP

           23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

           24.1 Power of Attorney (contained in Page 4 of this Registration Statement)

Item 9. Undertakings
        ------------

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered ) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, Commonwealth of Massachusetts, on April 18, 1996.

                                      DAVOX CORPORATION

                                      By:   /s/ Alphonse M. Lucchese
                                           --------------------------
                                           Alphonse M. Lucchese
                                           President, Chief Executive
                                           Officer and Chairman


                               POWER OF ATTORNEY

        EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Alphonse M. Lucchese and Timothy C. Maguire and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Davox Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

         Signature                       Title(s)                      Date
         ---------                       --------                      ----


/s/ Alphonse M. Lucchese     President, Chief Executive           April 18, 1996
- ---------------------------
Alphonse M. Lucchese         Officer and Chairman


/s/ John J. Connolly         Vice President Finance and           April 18, 1996
- ---------------------------  Chief Financial Officer
John J. Connolly


/s/ Michael D. Kaufman
- ---------------------------  Director                             April 18, 1996
Michael D. Kaufman


/s/ Walter J. Levison        Director                             April 18, 1996
- ---------------------------
Walter J. Levison


/s/ R. Scott Asen            Director                             April 18, 1996
- ---------------------------
R. Scott Asen

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.          Description of Exhibit                      Page
- -----------          ----------------------                      ----
     4.2       1986 Stock Plan of the Registrant, as amended

     5.1       Opinion of Testa, Hurwitz & Thibeault, LLP

    23.1       Consent of Arthur Andersen LLP

    23.2       Consent of Testa, Hurwitz & Thibeault, LLP         ---
               (included in Exhibit 5.1)

    24.1       Power of Attorney (contained in Page 4 of          ---
               this Registration Statement)
